                                                                    EXHIBIT 4.19

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE DISTRIBUTED, SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OFFERED UNLESS THERE IS IN EFFECT A REGISTRATION STATEMENT UNDER SUCH ACT AND LAWS COVERING SUCH SECURITIES OR THE ISSUER RECEIVES AN OPINION OF COUNSEL OR A NO-ACTION LETTER FROM THE COMMISSION STATING THAT SUCH DISTRIBUTION, SALE, TRANSFER, ASSIGNMENT, HYPOTHECATION OR OFFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND LAWS.

                                   ----------

                          ATLANTIC PREMIUM BRANDS, LTD.
                              AMENDED AND RESTATED
                               WARRANT CERTIFICATE
                    CONTINGENT COMMON STOCK PURCHASE WARRANT
                                       OF
                         BANC ONE CAPITAL PARTNERS, LLC

                                   ----------

                          Dated as of February 1, 2002

CONTINGENT WARRANT EXECUTION COPY

                                TABLE OF CONTENTS

                                                                                                    PAGE
                                                                                                    ----
Section 1.  Definitions..........................................................................      1

Section 2.  Duration and Exercise of Contingent Warrant..........................................      2
            2.1      Contingent Warrant Exercise Price...........................................      2
            2.2      Contingent Warrant Exercise Period..........................................      2
            2.3      Manner of Exercise..........................................................      2
            2.4      When Exercise Effective.....................................................      3
            2.5      Delivery of Stock Certificates, etc.........................................      3

Section 3.  Antidilution Adjustment..............................................................      3
            3.1      Number of Warrant Shares....................................................      3
            3.2      Adjustment - Capital Event..................................................      4
            3.3      Adjustment Reorganization Event.............................................      4
            3.4      Other Event.................................................................      4

Section 4.  Restrictions on Transfer.............................................................      5
            4.1      Restrictive Legends.........................................................      5
            4.2      Notice of Proposed Transfer; Opinion of Counsel.............................      5

Section 5.  Availability of Information..........................................................      6

Section 6.  Reservation of Stock, Etc............................................................      6

Section 7.  Due Organization; No Violation.......................................................      7

Section 8.  Capitalization.......................................................................      7

Section 9.  Ownership; Registration of Transfer; Exchange and Substitution of Warrant............      7
            9.1      Ownership of Warrant........................................................      7
            9.2      Registration of Transfers...................................................      7
            9.3      Replacement of Warrant Certificate..........................................      7
            9.4      Expenses....................................................................      7

Section 10. Exchange for Voting Stock............................................................      8

Section 11. Other Rights of Holder...............................................................      8

Section 12. No Rights as Stockholder.............................................................      8

Section 13. Miscellaneous........................................................................      8

Section 14. Amendments...........................................................................      9


CONTINGENT WARRANT EXECUTION COPY      i

                              AMENDED AND RESTATED
                         CONTINGENT WARRANT CERTIFICATE

                                                    Dated as of February 1, 2002

      This certifies that, for value received, BANC ONE CAPITAL PARTNERS, LLC (the "Holder"), is entitled to purchase from ATLANTIC PREMIUM BRANDS, LTD., a Delaware corporation (the "Company"), the number of shares of the Nonvoting Common Stock of the Company specified in Section 3.1, as adjusted as provided for in Section 3, in the manner and subject to the terms and conditions set forth herein. The shares of Nonvoting Common Stock of the Company issued or issuable upon the exercise of this Contingent Warrant are referred to collectively as the "Warrant Shares" and individually as a "Warrant Share."

      This Amended and Restated Contingent Warrant (this "Warrant" or this "Contingent Warrant") is being issued by the Company in replacement of the Contingent Warrant dated as of April 13, 2002 (the "Former Contingent Warrant") which was issued by the Company in partial replacement of the contingent warrant (the "Old Contingent Warrant") issued pursuant to the Senior Subordinated Note and Warrant Purchase Agreement dated as of March 20, 1998 by and between the Company, as seller, and the Holder, as purchaser (as amended, the "Purchase Agreement"). Contemporaneously with the issuance of the Former Contingent Warrant, the Company also issued, in partial replacement of the Old Contingent Warrant, a contingent warrant to purchase up to 42,875 shares of its Nonvoting Common Stock in the name of Sterling BOCP, LLC (the "Sterling Contingent Warrant," and the current and any futures holder(s) of the Sterling Contingent Warrant shall be referred to as the "Sterling Holder"). The issuance of the Former Contingent Warrant and the Sterling Contingent Warrant together fully replaced the Old Contingent Warrant and upon their issuance the Old Contingent Warrant was cancelled. The issuance of this Contingent Warrant fully replaces the Former Contingent Warrant and upon its issuance the Former Contingent Warrant shall be cancelled, and the Holder shall immediately surrender the Former Warrant to the Company.

      THIS AGREEMENT, AS A COMPLETE REPLACEMENT OF THE FORMER CONTINGENT WARRANT, IS ONE OF THE "RELATED DOCUMENTS" REFERRED TO IN THE PURCHASE AGREEMENT, AND CANNOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT AS PROVIDED IN SECTION 11.14 OF THE PURCHASE AGREEMENT.

      SECTION 1. DEFINITIONS.

      All capitalized terms not otherwise defined herein shall have the definitions set forth in the Glossary of Defined Terms attached to the Purchase Agreement, which definitions are, to the extent applicable, incorporated in this Contingent Warrant by reference.

      For purposes of this Warrant, the term "Warrant Expiration Date" means that date which is earliest to occur of (i) the date on which a Qualified Public Offering is completed, (ii) the date on which a Disposition or Non-Surviving Combination is consummated, (iii) the seventh anniversary of the Closing Date, or (iv) the date on which the Note (as defined in Section 2.3 below) is prepaid in full, provided that such prepayment is made on or prior to September 30, 2002.

CONTINGENT WARRANT EXECUTION COPY

      SECTION 2. DURATION AND EXERCISE OF CONTINGENT WARRANT.

      2.1 CONTINGENT WARRANT EXERCISE PRICE. The purchase price per Warrant Share payable by the Holder to the Company upon any exercise of this Contingent Warrant (the "Warrant Exercise Price") shall be $3.38 per Warrant Share; provided, however, that:

            (i) if the Number of Warrant Shares issuable upon exercise of this Contingent Warrant is adjusted as provided for in Section 3, the Warrant Exercise Price shall be automatically adjusted such that the Warrant Exercise Price as adjusted shall be equal to $3.38 per Share in effect immediately prior to such adjustment multiplied by a fraction, (A) the numerator of which is the original number of Warrant Shares issuable upon exercise of this Contingent Warrant as of the date of this Contingent Warrant Share, and (B) the denominator of which is the number of Warrant Shares issuable upon exercise of this Contingent Warrant as of the date of any such adjustment;

            (ii) In the event that, at any time prior to the fifth anniversary date of the Closing Date, the Company issues or sells to any Person, other than in an Exempt Offering, for cash or in exchange for property any shares of Common Stock or any Convertible Securities at a price per share (or, in the case of Convertible Securities, at an equivalent price per share of Common Stock) that is less than the Warrant Exercise Price then in effect, the Warrant Exercise Price shall be automatically adjusted such that the Warrant Exercise Price as adjusted shall be equal to the lesser of (A) a fraction (x) the numerator of which is the sum of (i) the product of $3.38 and the number of Outstanding Common Shares outstanding as of the date hereof, (ii) the aggregate consideration received by Company from and after the date hereof from the issuance, sale or exchange of shares of Common Stock or Convertible Securities (including the fair market value of any property received in any such issuance, sale or exchange as determined by the Board of Directors of Company in good faith), and (iii) the minimum consideration receivable upon the exercise of all outstanding Convertible Securities issued after the date hereof, divided by (y) the number of Outstanding Common Shares outstanding immediately after such issue, sale or exchange, and (B) the Warrant Exercise Price in effect immediately prior to such issue, sale or exchange.

      2.2 CONTINGENT WARRANT EXERCISE PERIOD. This Contingent Warrant shall be exercisable in a single exercise at any time after the earlier to occur of (i) a Put Trigger Event, and (ii) the fifth anniversary date of the Closing Date, but on or before the Warrant Expiration Date.

      2.3 MANNER OF EXERCISE. This Contingent Warrant may be exercised by the Holder upon surrender of this Contingent Warrant and the Notice of Exercise attached hereto duly completed and executed on behalf of the Holder, at the principal office of the Company (or at such other office or agency of the Company as it may designate by Notice to the Holder at the


CONTINGENT WARRANT EXECUTION COPY      2
address of the Holder appearing on the books of the Company), upon payment of the Warrant Exercise Price by wire transfer or delivery of a certified or cashier's check to the Company.

      The Holder may, in lieu of paying the Warrant Exercise Price by wire transfer or delivery of a certified or cashier's check to the Company, reduce the unpaid principal amount of the Amended and Substituted Senior Subordinated Note due March 31, 2005 in the principal amount of $5,850,000 payable to the Holder (the "Note") by an amount equal to the funds which would otherwise have been delivered; provided that the Holder shall not pay the Warrant Exercise Price through a reduction in the unpaid principal amount of the Note if such reduction would result in a breach or violation of the provisions of Applicable Law, its Charter Documents, the Senior Loan Agreement or the Intercreditor Agreement (or any replacements or refinancings thereof). The Holder shall execute and deliver to the Company such documents as the Company or its counsel may reasonably request to effect any reduction of the unpaid principal amount of the Note pursuant to the foregoing sentence.

      2.4 WHEN EXERCISE EFFECTIVE. The exercise of this Contingent Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Contingent Warrant and the Notice of Exercise shall have been surrendered and the Company receives (i) payment of the Warrant Exercise Price, or (ii) the documents effecting the reduction of the unpaid principal amount of the Note, as provided in Section 2.3; and immediately prior to the close of business on such Business Day the Holder shall be deemed to have become the holder of record of the Warrant Shares.

      2.5 DELIVERY OF STOCK CERTIFICATES, ETC. As soon as practicable after the exercise of this Contingent Warrant, and in any event within five (5) Business Days thereafter, the Company will cause to be issued in the name of and delivered to the Holder a certificate or certificates for the number of Warrant Shares to which the Holder shall be entitled upon such exercise, rounded up to the nearest whole share. The Company will pay any taxes that may be payable in respect of (i) the issuance of Warrant Shares, or (ii) the issuance of a new Contingent Warrant if this Contingent Warrant is exercised as to fewer than all the Warrant Shares to which it relates. The Company will not, however, be required to pay any transfer tax payable because Warrant Shares or a new Contingent Warrant are to be registered in a name other than that of the Holder, and the Company will not be required to issue any Warrant Share or to issue a new Contingent Warrant registered in a name other than that of the Holder until
(x) the Company receives either (A) evidence that any applicable transfer taxes have been paid, or (B) funds with which to pay those taxes; or (y) it has been established to the Company's satisfaction that no such tax is due.

      SECTION 3. ANTIDILUTION ADJUSTMENT.

      3.1 NUMBER OF WARRANT SHARES. The number of Warrant Shares that may be purchased by the Holder upon exercise of this Contingent Warrant is contingent upon the Equity Valuation of the Company determined as of the fifth anniversary date of the Closing Date (or, if such date is earlier, the date upon which this Warrant first becomes exercisable). Such number of Warrant Shares shall be equal to the number of Warrant Shares set opposite Equity Valuation of the Company as of such date in the following table; provided, however, that such number of Warrant Shares is subject to adjustment as provided for in this Section 3:


CONTINGENT WARRANT EXECUTION COPY      3

                  EQUITY VALUATION               WARRANT SHARES
                $69,000,000 or less                  385,878

             $69,000,001 to $74,000,000              341,053

             $74,000,001 to $80,000,000              252,916

             $80,000,001 to $90,000,000              166,738

            $90,000,001 to $100,000,000               82,453

              $100,000,001 or greater                   0

      As used in this Section, the term "Equity Valuation" is defined in the Glossary of Defined Terms.

      3.2 ADJUSTMENT - CAPITAL EVENT. In the event that the Company (i) declares a dividend or makes a distribution with respect to outstanding shares of its Capital Stock of the Company, which dividend or distribution is paid entirely or in part in shares of Common Stock or Convertible Securities, or (ii) subdivides, combines or reclassifies outstanding shares of its Common Stock or Convertible Securities, the number of Warrant Shares shall be adjusted immediately after the applicable record date with respect to such event. The adjusted number of Warrant Shares shall be a number equal to the number of Warrant Shares issuable upon exercise of this Contingent Warrant immediately prior to such event multiplied by a fraction (i) the numerator of which is the number of Fully Diluted Common Shares immediately after such event, and (ii) the denominator of which is the number of Fully Diluted Common Shares outstanding immediately prior to such event. Any such adjustment shall be rounded down to the nearest whole share.

      3.3 ADJUSTMENT REORGANIZATION EVENT. In the event of (i) any capital reorganization or reclassification or recapitalization of any shares of Capital Stock of the Company (other than an event described in Section 3.2), (ii) any merger or consolidation of the Company with or into any other Person in which the Company is not the surviving entity, or which effects a reclassification or recapitalization of any Shares of Capital Stock of the Company, or (iii) the sale, exchange or transfer of the property of the Company to any other Person as an entirety or substantially as an entirety, there shall thereafter be issuable upon the exercise of this Contingent Warrant (in lieu of the Warrant Shares), as appropriate, the number of shares of stock, other securities or property to which the Holder of a number of shares of Common Stock equal to the Number of Warrant Shares then issuable upon the exercise of this Warrant at the date of such event would have been entitled to as a result of such event.

      Prior to and as a condition of the consummation of any such event, the Company shall cause effective provisions to be made to effect the purposes of this Section 3.3.

      3.4 OTHER EVENT. In case any event shall occur as to which the other provisions of this Section 3 are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Contingent Warrant in accordance with the essential intent and principles hereof, then the Holder may request in writing within one hundred


CONTINGENT WARRANT EXECUTION COPY      4
twenty (120) days after the occurrence of such event that the Company examine the propriety of an adjustment to the number of Warrant Shares. Unless the Company, the Holder and the Sterling Holder shall have mutually agreed upon an adjustment, or that no adjustment is required, within thirty (30) days after the receipt of such request, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regularly engaged accountants of the Company), to give an opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 3, necessary to preserve the purchase rights represented by this Contingent Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder and shall make the adjustments described therein. If such opinion states that no such adjustment is necessary, the Holder shall reimburse the Company for one-half of the cost and expense of such opinion.

      SECTION 4. RESTRICTIONS ON TRANSFER.

      4.1 RESTRICTIVE LEGENDS. Except as otherwise permitted by this Section 4, this Contingent Warrant, each Contingent Warrant issued in exchange or substitution for this Contingent Warrant, each Contingent Warrant issued upon the registration of Transfer of this Contingent Warrant, each certificate representing the Warrant Shares and each certificate issued upon the registration of Transfer of any Warrant Shares, shall be stamped or otherwise imprinted with a legend in substantially the following form:

      "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE DISTRIBUTED, SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OFFERED UNLESS THERE IS IN EFFECT A REGISTRATION STATEMENT UNDER SUCH ACT AND LAWS COVERING SUCH SECURITIES OR THE ISSUER RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER OR A NO-ACTION LETTER FROM THE COMMISSION STATING THAT SUCH DISTRIBUTION, SALE, TRANSFER, ASSIGNMENT, HYPOTHECATION OR OFFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND LAWS."

      4.2 NOTICE OF PROPOSED TRANSFER; OPINION OF COUNSEL. Prior to any Transfer of any Restricted Securities, the Holder will give Notice to the Company of the Holder's intention to effect such Transfer. Each such Notice of a proposed Transfer (a) shall describe the manner and circumstances of the proposed Transfer in sufficient detail to enable counsel to render the opinion referred to below, and (b) shall designate counsel for the Holder. The Holder will submit a copy of such Notice to the counsel designated in such Notice and the Company will promptly submit a copy of the Notice to its counsel. The following provisions shall then apply:

            (i) if in the opinion of counsel to the Company the proposed Transfer may be effected without registration of such Restricted Securities under the Securities Act, the Company will promptly notify the Holder and the Holder shall thereupon be entitled to Transfer such Restricted Securities in accordance with the terms of the Notice delivered by the Holder to the Company. Each Warrant or certificate for Warrant Shares, if any, issued


CONTINGENT WARRANT EXECUTION COPY      5
                  upon or in connection with such Transfer shall bear the applicable restrictive legend set forth above, unless in the opinion of such counsel, such legend is no longer required to ensure compliance with the Securities Act. If for any reason, counsel for the Company (after having been furnished with the information required by this Section 4.2) shall fail to deliver an opinion to the Company, or the Company shall fail to notify the Holder as aforesaid, within thirty (30) days after receipt of Notice of the Holder's intention to effect a Transfer, then for all purposes of this Contingent Warrant, the opinion of counsel for the Holder shall be sufficient to authorize the proposed Transfer and the opinion of counsel for the Company shall not be required in connection with such proposed Transfer; and

            (ii) if, in the opinion of counsel to the Company, the proposed Transfer may not be effected without registration of such Restricted Securities under the Securities Act, the Company will promptly so notify the Holder and the Holder shall not be entitled to Transfer such Restricted Securities until receipt of a further Notice from the Company under clause (i) above or until registration of such Restricted Securities under the Securities Act has become effective.

      SECTION 5. AVAILABILITY OF INFORMATION.

      To the extent they are applicable to the Company, the Company will comply with the reporting requirements of Sections 13 and 15(d) of the Securities Exchange Act and all other public information reporting requirements of the Commission (including the requirements of Rule 144 promulgated by the Commission under the Securities Act) from time to time in effect. Subject to the terms and conditions of the Registration Rights Agreement, the Company will cooperate with the Holder at the Holder's expense to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the Transfer of any Restricted Securities or the Transfer of Restricted Securities by affiliates of the Company.

      SECTION 6. RESERVATION OF STOCK, ETC.

      The Company shall cause a sufficient number of shares of Nonvoting Common Stock to permit the full exercise of this Warrant to be authorized and will, thereafter, at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Contingent Warrant and free from preemptive rights, a sufficient number of shares of Nonvoting Common Stock to cover the Warrant Shares issuable or exchangeable upon the exercise of this Contingent Warrant. All such shares shall be duly authorized and, when issued upon such exercise and receipt of the Warrant Exercise Price, shall be validly issued, fully paid and non-assessable; provided, however, that in the event (and, until such time as) the Company fails to cause such a sufficient number of shares of Nonvoting Common Stock to be authorized, this Warrant shall be deemed to be exercisable to purchase an equivalent number of shares of Voting Common Stock.


CONTINGENT WARRANT EXECUTION COPY      6

      SECTION 7. DUE ORGANIZATION; NO VIOLATION.

      The Company shall at all times prior to the Warrant Expiration Date remain a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Company shall comply in all material respects with (i) any Applicable Law and (ii) its Charter Documents; provided, however, that the Company may exercise in good faith its right to protest and actively pursue the same diligently and by appropriate proceedings.

      SECTION 8. CAPITALIZATION.

      The Company represents and warrants that its authorized Capital Stock as of March 19, 1998, consists solely of (i) 30,000,000 shares of Common Stock, of which 7,400,174 shares are issued and outstanding and 2,345,700 shares are reserved for issuance, and (ii) 5,000,000 shares of Preferred Stock, $.01 par value, of which no shares are issued and outstanding; and that it has no other Capital Stock authorized, issued or outstanding.

      SECTION 9. OWNERSHIP; REGISTRATION OF TRANSFER; EXCHANGE AND SUBSTITUTION
                 OF WARRANT.

      9.1 OWNERSHIP OF WARRANT. Until due presentment for Transfer, the Company may treat the Person in whose name this Contingent Warrant is registered on the register kept at the Company's principal office as the owner and holder hereof for all purposes, notwithstanding any Notice to the contrary, provided that when this Contingent Warrant has been properly Transferred, the Company shall treat such transferee as the owner of this Contingent Warrant for all purposes, notwithstanding any Notice to the contrary. Subject to the foregoing provisions and to Section 4, this Contingent Warrant, if properly Transferred, may be exercised by the transferee without first having a new Warrant issued.

      9.2 REGISTRATION OF TRANSFERS. Subject to Section 4 hereof, the Company shall register the Transfer of this Contingent Warrant permitted under the terms hereof upon records to be maintained by the Company for that purpose upon surrender of this Contingent Warrant to the Company at the Company's principal office, together with the Form of Assignment attached hereto duly completed and executed. Upon any such registration of Transfer, a new Warrant in substantially the form of this Contingent Warrant, shall be issued to the transferee.

      9.3 REPLACEMENT OF WARRANT CERTIFICATE. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Contingent Warrant and of an indemnification reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender of this Contingent Warrant or cancellation at the Company's principal office, the Company at its expense will promptly execute and deliver, in lieu thereof, a new Warrant of like tenor.

      9.4 EXPENSES. The Company will pay all expenses, Taxes (other than transfer and income Taxes) and other charges in connection with the preparation, issuance and delivery from time to time of this Contingent Warrant or the Warrant Shares.


CONTINGENT WARRANT EXECUTION COPY      7

      SECTION 10. EXCHANGE FOR VOTING STOCK.

      The Company shall, upon the written request of Holder, issue and exchange shares of Voting Stock on a share-for-share basis for any Nonvoting Stock issued upon the exercise of this Contingent Warrant to the extent that the Holder:

            (i) sells such Warrant Shares pursuant to a registration statement under the Securities Act, provided that such offering is underwritten on a firm commitment basis or otherwise provides for a widely dispersed distribution of the a shares;

            (ii) sells such Warrant Shares in a private placement pursuant to Rule 144 or Rule 144A promulgated under the Securities Act, provided that no purchaser or related group of purchasers acquires more than 2% of the outstanding shares of Voting Stock;

            (iii) sells such Warrant Shares as part of a direct sale, together with other shareholders of the Company, to a third party that is not related to or affiliated with the Holder, provided that pursuant to such sale the purchaser acquires at least a majority of the outstanding Voting Stock without regard to any shares purchased from the Holder; or

            (iv) does not own or have the right to receive upon exercise of the Warrant or otherwise, more than 4.9% of the Voting Stock that would be outstanding after such exchange.

      SECTION 11. OTHER RIGHTS OF HOLDER.

      The Shares shall be subject to the terms and conditions of the Put Option Agreement, the Shareholders' Agreement, the Preemption Agreement and the Registration Rights Agreement, as each may be amended from time to time.

      SECTION 12. NO RIGHTS AS STOCKHOLDER.

      Nothing contained in this Contingent Warrant shall be construed as conferring upon the Holder any rights as a stockholder of the Company prior to the exercise hereof or as imposing any obligation on the Holder to purchase any Capital Stock of the Company.

      SECTION 13. MISCELLANEOUS.

      The provisions of Section 11 (other than Section 11.2(a)) of the Purchase Agreement are applicable to this Agreement and are incorporated by reference in this Agreement; however, if there is a conflict between such provisions of
Section 11 of the Purchase Agreement and this Contingent Warrant, the terms of this Contingent Warrant shall control.


CONTINGENT WARRANT EXECUTION COPY      8

      SECTION 14. AMENDMENTS.

      This Contingent Warrant shall be amended, modified or restated, in whole or in part, only by an express written agreement executed and delivered by the Company and the Holder. The Company and the Holder acknowledge that the Sterling Holder shall have the right, in its sole discretion, to have the changes made to this Contingent Warrant made to the Sterling Contingent Warrant.


CONTINGENT WARRANT EXECUTION COPY      9

                     [SIGNATURE PAGE TO CONTINGENT WARRANT]

                                        ATLANTIC PREMIUM BRANDS, LTD.


                                        By: /s/ Merrick M. Elfman
                                            ------------------------------------
                                            MERRICK M. ELFMAN, Chairman

CONTINGENT WARRANT EXECUTION COPY

                               NOTICE OF EXERCISE

      The undersigned hereby elects to exercise the Warrant evidenced by this Warrant Certificate, and to purchase the Warrant Shares issuable hereunder and herewith makes payment in full therefor [by delivery of a certified or official bank check payable to the order of the Company in the amount of the Warrant Exercise Price] [by agreeing hereby to reduce the outstanding principal balance of the Company's Note payable to the undersigned by the amount of the Warrant Exercise Price] and requests that certificates for such Warrant Shares be issued in the name of and delivered to:

Name:
Social Security or Employer Identification Number:
Address:
Deliver to:
Address:

      If the number of Warrant Shares as to which the Warrant is being exercised are fewer than all the Warrant Shares to which the Warrant relates, please issue a new Warrant for the balance of such Warrant Shares registered in the name of the undersigned and deliver it to the undersigned at the following address:

Address:

                                         Name of
                                         Holder (Print): _______________________

                                         Dated:          _______________________

                                         By:             _______________________

                                         Name:           _______________________

                                         Title:          _______________________

Signature Guarantee

_________________________________

By:    __________________________

Name:  __________________________

Title: __________________________

NOTE: The signature of this Notice of Exercise must correspond exactly with the name of the Holder as specified on the face of this Warrant Certificate.

            The signature to this Notice of Exercise must be guaranteed by a commercial bank or trust company in the United States or a member firm of the New York Stock Exchange.

CONTINGENT WARRANT EXECUTION COPY

                               FORM OF ASSIGNMENT

      FOR VALUE RECEIVED, ______________________ hereby sells, assigns and transfers to _________________________ all of the rights of the undersigned in and to this Contingent Warrant in and to the foregoing Warrant Certificate and the shares of Common Stock issuable upon exercise of said Contingent Warrant.

                                         Name of
                                         Holder (Print): _______________________

                                         Dated:          _______________________

                                         By:             _______________________

                                         Title:          _______________________

CONTINGENT WARRANT EXECUTION COPY